UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 13, 2023

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39376	47-2846548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Suite 200
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 779-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Poseida Therapeutics, Inc. (the “Company”), the Board appointed Rafael Amado, M.D., as a director of the Company. Dr. Amado will serve as a Class III director with an initial term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”), or until his earlier death, resignation, or removal.

There are no arrangements or understandings between Dr. Amado and any other persons pursuant to which he was selected as a director of the Company. There is no transaction involving Dr. Amado that requires disclosure under Item 404(a) of Regulation S-K.

Dr. Amado will be entitled to receive cash and equity compensation for his service as a director of the Company pursuant to the Company’s amended and restated non-employee director compensation policy, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 333-239321), filed with the Securities and Exchange Commission on August 11, 2022. Pursuant to the director compensation policy, Dr. Amado will receive (i) an initial option grant to purchase 55,200 shares of the Company’s common stock, and (ii) an initial restricted stock unit award covering 39,300 shares of the Company’s common stock, in each case vesting monthly or annually, respectively, over a three-year period. In addition, Dr. Amado will be paid a $40,000 annual cash retainer for his service on the Board, payable in arrears on a quarterly basis and pro-rated for any partial months of service. The Board has determined that Dr. Amado will not receive an “Annual Grant” as defined in the director compensation policy at the Company’s 2023 Annual Meeting given the proximity of Dr. Amado’s appointment and the anticipated date of the 2023 Annual Meeting.

The Company also entered into its standard form of indemnity agreement with Dr. Amado, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-239321), filed with the Securities and Exchange Commission on June 19, 2020.

On April 13, 2023, the Company issued a press release announcing the appointment of Dr. Amado, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Poseida Therapeutics, Inc., dated April 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2023		Poseida Therapeutics, Inc.

	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt
General Counsel, Chief Compliance Officer & Corporate Secretary